EXHIBIT 32.02

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Gabriel A. Morris, certify that (i) the Form 10Q for the quarter ended June 30, 2021 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2021 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: August 13, 2021	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ Gabriel A. Morris
Gabriel A. Morris
Chief Operating Officer